                      E. I. DU PONT DE NEMOURS AND COMPANY

                         NOTICE OF GUARANTEED DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to accept the Offer (as defined herein) of E. I. du Pont de Nemours and Company ("DuPont" or the "Company"), as set forth in the Offer to Purchase dated July 12, 1999 (the "Offer to Purchase") and the accompanying Letter of Transmittal, if (1) your stock certificate(s) representing shares of common stock, par value $.30 per share ("Shares"), of DuPont are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission or mail to the Depositary by the manner listed below. See "Section 3. Procedure for Tendering Shares--Guaranteed Delivery" in the Offer to Purchase. Because the guaranteed delivery procedures described in the Offer to Purchase do not apply to the delivery of Non-U.S. Depositary Receipts, this Notice of Guaranteed Delivery should not be used by an owner of Non-U.S. Depositary Receipts. If an owner of Non-U.S. Depositary Receipts cannot deliver certificate(s) on a timely basis to the issuer thereof (or the applicable affiliate), such owner should follow applicable instructions of such issuer or their broker or other relevant financial intermediary if such owner desires that Shares underlying Non-U.S. Depositary Receipts be tendered.

     The Offer is available only to DuPont stockholders who are Non-U.S. Persons, as explained on page 1 of the Offer to Purchase. For purposes of the Offer, a "Non-U.S. Person" is any person who is not a U.S. Person. A "U.S. Person" for purposes of this Offer is any person that is:

     - an individual who is a United States citizen or United States resident (for United States federal income tax purposes);

     - a corporation, partnership, limited liability company or other entity created or organized in the United States or under the laws of the United States or of any State within the United States;

     - an estate which is subject to United States income tax on all of its income (regardless of the source of such income); and

     - a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust (including, without limitation, any United States pension trust organized under Section 401(a) of the Internal Revenue Code of 1986, as amended).

DUPONT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THEIR STATUS AS A NON-U.S. PERSON IN ORDER TO DETERMINE THEIR ELIGIBILITY TO PARTICIPATE IN THE OFFER. PERSONS WHO ARE U.S. PERSONS CANNOT PARTICIPATE IN THE OFFER. All Shares held in DuPont Non-U.S. Stock Ownership Plans (as defined on page 3 of the Offer to Purchase) are deemed to be held by Non-U.S. Persons for purposes of determining eligibility to participate in the Offer. If you are a U.S. Person and you have received this document, please contact D.F. King or your broker or nominee. Non-U.S. Persons are not eligible to participate in the Exchange Offer.

            TO:  FIRST CHICAGO TRUST COMPANY OF NEW YORK, DEPOSITARY

         If by mail:             If by overnight courier:              If by hand:
 First Chicago Trust Company    First Chicago Trust Company    First Chicago Trust Company
         of New York                    of New York                    of New York
Attn: Corporate Actions Dept.  Attn: Corporate Actions Dept.   c/o Securities Transfer and
        P.O. Box 2569              8th Floor, Suite 4680         Reporting Service Inc.
 Jersey City, NJ 07303-2569           14 Wall Street          100 William Street, Galleria
                                    New York, NY 10005             New York, NY 10038

                         If by facsimile transmission:
                        (For Eligible Institutions only)
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                         Facsimile confirmation number:
                                 (201) 222-4707

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     I hereby tender to E. I. du Pont de Nemours and Company the Shares listed below, upon the terms of and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal and the Instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase, as follows:

CERTIFICATE NO.                              NUMBER OF SHARES

-----------------------------------------    -----------------------------------

-----------------------------------------    -----------------------------------

-----------------------------------------    -----------------------------------

-----------------------------------------    -----------------------------------

THE BOOK-ENTRY TRANSFER FACILITY
ACCOUNT NUMBER(IF THE SHARES WILL BE
TENDERED BY BOOK-ENTRY TRANSFER)             SIGN HERE

                                             ------------------------------------


-----------------------------------------    -----------------------------------
           ACCOUNT NUMBER                                SIGNATURE(S)

-----------------------------------------    -----------------------------------
          NUMBER OF SHARES                       NUMBER AND STREET OR P.O. BOX


Dated:                             , 1999    -----------------------------------
      -----------------------------                  CITY, STATE, ZIP CODE


                                    ODD-LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 Shares as of July 7, 1999.

     (check one):

     [ ] I am the owner beneficially and of record of less than 100 Shares in the aggregate as of July 7, 1999, all of which are being tendered, or

     [ ] I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, Shares with respect to which I am the record owner, and (2) believe, based upon representations made to me by each such beneficial owner, that such owner owned beneficially and of record less than 100 Shares as of July 7, 1999, and is tendering all such Shares.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such Shares complies with Rule 14e-4, and (c) guarantees delivery to the Depositary of certificates for the Shares tendered hereby, in proper form for transfer or delivery of such Shares pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, unless an Agent's Message is utilized, all within three New York Stock Exchange trading days after the date hereof.

                                          --------------------------------------
                                                    FIRM NAME (PRINT)

                                          --------------------------------------
                                                   AUTHORIZED SIGNATURE

                                          --------------------------------------
                                                         ADDRESS

                                          --------------------------------------

                                          --------------------------------------
                                                  CITY, STATE, ZIP CODE

                                          --------------------------------------
                                            COUNTRY CODE AND TELEPHONE NUMBER

Date                         , 1999

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT TO THE DEPOSITARY WITH THE LETTER OF TRANSMITTAL (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).